Exhibit 10.1

CONTRIBUTION AND ACCEPTANCE AGREEMENT

THIS CONTRIBUTION AND ACCEPTANCE AGREEMENT (this “Agreement”) is entered into as of September 1, 2012 by and between Kellwood Company, a Delaware corporation (“Transferor”), and Vince, LLC, a Delaware limited liability company (“Transferee”).

W I T N E S S E T H

WHEREAS, Transferor owns all of the outstanding membership interests of Transferee;

WHEREAS, subject to the terms and conditions set forth in this Agreement, Transferor desires to contribute and transfer to Transferee, and Transferee desires to receive and accept from Transferor, certain assets of Transferor, and Transferor desires to assign to Transferee, and Transferee desires to assume from Transferor, certain liabilities of Transferor.

NOW THEREFORE, in consideration of the foregoing, and the mutual covenants stated herein, and other consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.	Contribution of Assets. As of the date hereof, Transferor hereby contributes, assigns, conveys, sells, grants and transfers to Transferee, all rights, title and interest of Transferor in and to all assets primarily related to the Vince business of Transferor (the “Business”), including, without limitation, those contributed assets set forth on Schedule 1.01 (whether or not primarily related to the Business) attached hereto (collectively, the “Contributed Assets”). Except as otherwise set forth on Schedule 1.01 attached hereto, any asset which is not primarily related to the Business shall not be included in the Contributed Assets, including without limitation those excluded assets set forth on Schedule 1.01 (whether or not primarily related to the Business) (collectively, the “Excluded Assets”). Transferor will retain and not transfer, and Transferee will not accept or receive, the Excluded Assets. Transferor, for itself, its successors and assigns, irrevocably constitutes and appoints Transferee, its successors and assigns, and each of them, the true and lawful attorney of Transferor, its successors and assigns, with full power of substitution and gives and grants unto Transferee, its successors and assigns, and each of them, full power and authority in the name of Transferor, its successors and assigns, at any time and from time to time, to demand, sue for, recover and receive any and all rights, demands, claims and causes of action of every kind and description whatsoever incident or relating to the Contributed Assets, for the purpose of fully vesting in Transferee, its successors and assigns, all and singular, all the rights, title and interest in and to the Contributed Assets.

2.	Acceptance. Transferee hereby accepts the contribution of the Contributed Assets.

3.

Assumed Liabilities. Other than as expressly set forth herein, Transferee shall expressly assume, fully pay, perform and discharge, as and when they become due, all of Transferor’s liabilities and obligations of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not accrued, arising on or after execution of this Agreement, regardless of when asserted, to the extent relating to the Contributed Assets or the Business (but not to the extent relating to the Excluded Assets), including, without limitation, those assumed liabilities set forth on Schedule 3.01 (whether or not related to the Contributed Assets) (collectively, the “Assumed Liabilities”). Transferor will retain and not transfer pursuant to the terms hereof, and Transferee will not assume, any liabilities to the extent relating to the Excluded Assets, including, without limitation, those excluded liabilities set forth on Schedule 3.02 (whether or not related to the Excluded Assets).

4.	Assignment. Notwithstanding anything to the contrary in this Agreement or the schedules to this Agreement, to the extent that the assignment hereunder by Transferor to Transferee of any Contributed Asset that is a contract is not permitted or is not permitted without the consent of any other party to such contract (a “Contributed Contract”), this Agreement shall not be deemed to constitute an assignment of any such Contributed Contract if such consent is not given or if such assignment otherwise would constitute a breach of, or cause a loss of contractual benefits under, any such Contributed Contract until such time as (i) such consent is given or (ii) such Contributed Contract becomes assignable without breach of, or cause a loss of contractual benefits under such Contributed Contract. At such time as described in clause (i) and (ii) of this Section 4, such Contributed Contract shall be contributed pursuant to the terms of this Agreement without any further action by either of the parties hereto. Until such time as described in clause (i) and (ii) of this Section 4, the parties hereto shall cooperate and enter into any reasonable arrangement designed to provide Transferee with the rights and benefits (subject to the obligations) under any such Contributed Contract, including the enforcement for the benefit of Transferee of any and all rights of Transferor against any other party arising out of any breach or cancellation of any such Contributed Contract by such other party and, if requested by Transferee, acting as an agent on behalf of Transferee or as Transferee shall otherwise reasonably require.

5.	Further Assurances. Upon the request of either party hereto, the other party hereto shall, without further consideration, execute and deliver, or cause to be executed and delivered, such other instruments of contribution, conveyance, transfer, assignment, assumption and confirmation, and shall take, or cause to be taken, such further or other actions as the other party hereto may deem necessary or desirable to carry out the intent and purposes of this Agreement and to consummate and give effect to the transactions contemplated hereby.

6.	Assignment; Successors. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

7.	Amendment and Modification. This Agreement or any term hereof may be changed, waived, discharged or terminated only by an agreement in writing signed by the party against which such change, waiver, discharge or termination is sought to be enforced.

8.	Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

9.	Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which, together, shall constitute one and the same instrument. Signatures by facsimile and electronic copy shall be binding.

10.	Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by the laws (but not the law respecting conflicts of law) of the State of Delaware.

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IN WITNESS WHEREOF, the parties have executed this Contribution and Acceptance Agreement as of the date first above written.

KELLWOOD COMPANY

By:	/s/ Keith A. Grypp
Name:	Keith A. Grypp
Its:	Senior Vice President, Secretary and General Counsel

VINCE, LLC

By:	/s/ Keith A. Grypp
Name:	Keith A. Grypp
Its:	Senior Vice President, Secretary and General Counsel

Signature Page to Contribution and Acceptance Agreement